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[RESTATED AS OF JANUARY 1, 2006]                                    EXHIBIT 10.1
                           UMPQUA HOLDINGS CORPORATION

                     Supplemental Executive Retirement Plan
                                       for
                                Raymond P. Davis


         THIS AGREEMENT is made and entered into effective as of July 1, 2003 by and between Umpqua Holdings Corporation ("Umpqua"), and Raymond P. Davis (hereinafter referred to as "Participant").

                                 R E C I T A L S

         A. Participant is serving as the President and Chief Executive Officer of Umpqua. The parties' desire that Participant will continue to render valuable service to Umpqua in the future. This plan is intended to provide a financial inducement to Participant for continued service, as well as a form of compensation for doing so.

         B. Umpqua and Participant entered into an Employment Agreement dated effective as of July 1, 2003 ("Employment Agreement").

         C. Pursuant to the Employment Agreement, Umpqua is obligated to provide Participant with a supplemental executive retirement benefit on the terms and conditions set forth in this Agreement.

         ACCORDINGLY, the parties agree as follows:

                                    ARTICLE 1
                                 ADMINISTRATION

         SECTION 1.1 PURPOSE OF THE PLAN. The purpose of the Plan is to provide retirement benefits for Raymond P. Davis.

         SECTION 1.2 ADMINISTRATION OF THE PLAN. The Compensation Committee shall appoint from time-to-time a person or persons to administer and interpret the terms of the Plan and adopt rules and regulations to implement the Plan ("Administrator").

         SECTION 1.3 TOP HAT PLAN AND EXCESS BENEFITS. The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated participants (within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA), and is intended to be exempt from Parts 2, 3, and 4 of ERISA. The Plan also separately accounts for benefits that are provided in excess of the limitations on contributions and benefits imposed by section 415 of the Internal Revenue Code of 1986, as described in section 3(36) of ERISA, and such separate part of the Plan is intended to be an "excess benefit plan" exempt from ERISA pursuant to section 4(b)(5).

                                    ARTICLE 2
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         SECTION 2.1 DEFINITIONS. For purposes of the Supplemental Executive Retirement Plan and this Article 2, the following definitions shall apply:

         "ACCOUNT" means the separate bookkeeping account established for Participant on the books of Umpqua for the purpose of recording the amounts of supplemental retirement benefits accrued for Participant




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pursuant to the provisions of this Plan as if the Plan were accounted for in accordance with Statement of Financial Accounting Standards No. 87.

         "ANNUAL RETIREMENT BENEFIT" means an amount (subject to the provisions of Section 2.9 of this Plan) to be paid annually until Participant's death. The Annual Retirement Benefit equals three percent (3%) of Participant's Final Average Compensation multiplied by the Participant's total years of service, net of certain other retirement benefits provided by Umpqua (or its affiliates) and Social Security ("Offsetting Benefits"). The Annual Retirement Benefit shall be capped at sixty percent (60%) (i.e., twenty years of service). The Annual Retirement Benefit shall be paid in monthly installments or on such other basis permitted herein.

                           "CAUSE" has the same meaning as first ascribed to it
in the Employment Agreement.

                           "CHANGE IN CONTROL" has the same meaning as first
ascribed to it in the Employment Agreement.

                           "COMPENSATION" means Participant's base salary and
cash bonus paid or payable by Umpqua to Participant under the Employment Agreement.

                           "COMPENSATION COMMITTEE" means the Compensation
Committee of the Board of Directors of Umpqua or its equivalent appointed by the Board.

                           "DISABILITY" has the same meaning as first ascribed
to it in the Employment Agreement.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

                           "FINAL AVERAGE COMPENSATION" means the highest three
(3) year average annual total Compensation out of the final five (5) years of employment.

                           "GOOD REASON" has the same meaning as first ascribed
to it in the Employment Agreement.

                           "NORMAL COMMENCEMENT DATE" means the later of (i) the
first day of the month which is six months after the Termination Date or (ii) the first day of the month following Retirement Age.

                           "OFFSETTING BENEFITS" means Social Security
retirement benefits plus any Retirement Plan or pension benefits funded by Umpqua or its affiliates for the benefit of Participant, including interest or earnings thereon, but specifically excluding amounts contributed by Participant into a 401(k) or similar plan together with interest or earnings thereon and any gain or other value derived under any stock options or other stock based compensation plans.

                           "PLAN" means the Supplemental Executive Retirement
Plan set forth in this Agreement, as it may be amended from time to time.

                           "RETIREMENT AGE" means the Participant's sixty-second
birthday, June 3, 2011.

                           "RETIREMENT PLAN" means any defined benefit or
defined contribution plan qualified under Section 401(a) of the Internal Revenue Code of 1986, sponsored by Umpqua.

                           "TERMINATION DATE" means the date on which
Participant ceases to be an employee of Umpqua for any reason, including death, retirement, disability and voluntary or involuntary termination.




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                           "UNFORESEEABLE EMERGENCY" means a severe financial
hardship resulting from an illness or accident of Participant, Participant's spouse or a dependent (as defined in Section 152(a) of the Internal Revenue
Code), loss of Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Participant.

                           "VESTING SCHEDULE" means that portion of the Account
that Participant is vested in as of the date of termination. The vesting years and corresponding vesting percentages of the Account are as follows:




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

     Prior to             Voluntary Termination or          Termination by Umpqua Without Cause
     Year End              Termination with Cause            or by Participant for Good Reason
-------------------    -------------------------------     --------------------------------------
    6/30/2004                        20%                                    30%
    6/30/2005                        25%                                    40%
    6/30/2006                        30%                                    50%
    6/30/2007                        35%                                    60%
    6/30/2008                        40%                                    80%
    6/30/2009                        60%                                   100%
    6/30/2010                        80%                                   100%
    6/30/2011                        90%                                   100%
    Thereafter                      100%                                   100%

         SECTION 2.2 NORMAL RETIREMENT BENEFITS. In the event Participant's employment is terminated on or after Participant has attained Retirement Age, then on the Normal Commencement Date, Participant shall be entitled to receive monthly payments of the Annual Retirement Benefit. Subject to Section 2.9 of this Plan, monthly payments of the Annual Retirement Benefit shall continue until Participant's death.

         SECTION 2.3 BENEFITS UPON DISABILITY OF PARTICIPANT PRIOR TO RETIREMENT AGE. If Participant's employment terminates by reason of a Disability, Participant shall be entitled to receive monthly payments commencing on the first day of the month six months after the Termination Date. The amount of the monthly payments will be determined by annuitizing the amount of the Account as of the Termination Date using the then life expectancy table published by the Internal Revenue Service and other appropriate assumptions determined by Umpqua's consulting actuaries reasonably acceptable to Participant. Subject to
Section 2.9, the monthly payments shall continue until Participant's death.

         SECTION 2.4. BENEFITS UPON TERMINATION WITH CAUSE OR BY PARTICIPANT WITHOUT GOOD REASON. If Participant is terminated for Cause, or Participant terminates employment without Good Reason, prior to Participant reaching Retirement Age, Participant shall be entitled to receive monthly payments commencing on the Normal Commencement Date determined by annuitizing the vested portion of the Account as set forth in the Vesting Schedule using the then life expectancy table published by the IRS and other appropriate assumptions determined by Umpqua's consulting actuaries reasonably acceptable to Participant. Subject to Section 2.9 of this Plan, the monthly payments shall continue until Participant's death.

         SECTION 2.5. BENEFITS UPON TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If Participant's employment is terminated without Cause or Participant terminates employment for Good Reason prior to Participant reaching Retirement Age, Participant shall be entitled to receive monthly payments commencing on the Normal Commencement Date determined by annuitizing the vested portion of the Account as set forth in the Vesting Schedule using the then life expectancy table published by the Internal Revenue Service and other appropriate assumptions determined by Umpqua's consulting actuaries reasonably acceptable to Participant. Subject to Section 2.9 of this Plan, the monthly payments shall continue until Participant's death.

         SECTION 2.6. CHANGE IN CONTROL. If within two years of a Change of Control Participant's employment is terminated without Cause or Participant terminates his employment for any reason, Participant shall be entitled to receive an amount (subject to the provisions of Section 2.9 of this Plan) to be paid annually commencing on the Normal Commencement Date and continuing until his death, equal to three percent (3%) of Participant's Final Average Compensation multiplied by the Participant's total years of service at the date of termination with a credit for additional years of service equal to one half of the difference between 17 and the actual years of service on the date of termination, net of Offsetting Benefits. This annual retirement benefit shall be paid in monthly installments.




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         For illustrative purposes only, if Davis' employment terminated on June
1, 2006 after a Change of Control with a Final Average Compensation of $600,000, he would be entitle to a monthly payment of $21,750.00 for life commencing July 1, 2011 calculated as follows:

[(12< years of service > + 2.5 < 17 - 12 years of services / 2>) X (.03 < 3% per year for each credited years of service >) X ($600,000 <Final Average Compensation>) / (12 <to calculate monthly payment >)] or [14.5 X .03 X $600,000 / 12] equals $21,750 per month.

         SECTION 2.7. ELECTION AS TO TIME OR NUMBER OF PAYMENTS. Participant may, by completing an election form and filing it with the Administrator, elect to change the form and timing of distributions, provided that:

         (a) The election may not increase the accrued costs to Umpqua;

         (b) No election to accelerate the timing of payments is permitted;

         (c) Any election to change the time or form of distribution may not take effect until at least 12 months after the date on which the amendment is made;

         (d) Other than a distribution upon death or Unforeseeable Emergency, the first payment with respect to such election must be deferred for a period of at least 5 years from the date such payment otherwise would have been made; and

         (e) An amendment related to a distribution to be made at a specified time may not be made less than 12 months prior to the date of the first scheduled payment.

         SECTION 2.8. DEATH BENEFIT. In the event Participant dies prior to termination of employment with Umpqua, Participant's beneficiary, as designated in writing to the Administrator, or if no beneficiary is so designated, Participant's estate, shall receive a lump sum payment equal to the amount of the Account as of the date of Participant's death. This death benefit shall be paid within three (3) months of Participant's death.

         SECTION 2.9. MINIMUM AND MAXIMUM TERM OF LIFE PAYMENTS. If Participant is receiving payments under this Plan until his death, Umpqua and Participant agree that such payments will cease in any event no later than 36 months after Participant's predicted life expectancy determined by Umpqua's consulting actuaries at the time of Participant's termination of employment, but, notwithstanding Participant's earlier death, such payments will continue to a date 36 months prior to such predicted life expectancy, with such payments made to Participant's beneficiary as designated in writing to the Administrator, or if no beneficiary is so designated, to Participant's estate. Participant's life expectancy shall be determined based upon the then most recently published life expectancy table by the Internal Revenue Services or other generally accepted reference source.

         SECTION 2.10. EARLY PAYMENT FOR UNFORESEEABLE EMERGENCY. Participant shall not be entitled to withdraw any portion of the balance in the Account except that, in event of hardship caused by an Unforeseeable Emergency, the Administrator may, but is under no obligation to, distribute all or a portion of the Account. The amount distributed may not exceed the amount necessary to satisfy the financial hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). In the event of any early payment, later benefits will be appropriately adjusted to reflect the early payment as determined by Umpqua's consulting actuaries.

         SECTION 2.11. WITHHOLDING. Any payment or other distribution of benefits under this Plan may be reduced by any amount required to be withheld by Umpqua under any applicable law, rule, regulation, order or other requirement, now or hereafter in effect, of any governmental authority.




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         SECTION 2.12. EFFECT ON RETIREMENT PLANS. Any amounts payable under this Plan shall be disregarded for the purpose of determining any accrued benefits of Participant under any Retirement Plan, except as required by law.

         SECTION 2.13. ACCOUNT. The Account established under this Plan is an unfunded plan of deferred compensation. Benefits and interest earned hereunder are represented solely by bookkeeping entries on records maintained by the Administrator. No funds are held in trust or otherwise segregated for the sole purpose of paying Plan benefits. All Plan benefits are payable solely from the general assets of Umpqua. The Umpqua may from time to time reserve assets in a general account or grantor trust owned by Umpqua for the purpose of paying liabilities that are accrued under this Plan. The Participant (and his successors) shall have no legal or equitable rights, interest or claims in any specific collateral, property or assets of Umpqua, but shall be general unsecured creditors of Umpqua until benefits are paid hereunder.

         SECTION 2.14. OFFSET. Any amounts due to Participant hereunder may be applied by Umpqua to offset any amounts past due Umpqua from Participant, provided that such offset may only occur at such time and to the extent that benefit payments are due and payable.

         SECTION 2.15. CLAIMS PROCEDURE.

              2.15.1 INTERPRETATION. Any person desiring a benefit under, interpretation or construction of, ruling under or information regarding this Plan shall submit a written request therefor to the Administrator. The Administrator shall respond in writing to any such request as soon as practicable. Any interpretation or construction of, and any ruling under, this Plan by the Administrator shall be final and binding on all parties.

              2.15.2 DENIAL OF CLAIM. If a claim for benefits is denied in whole or in part, the Administrator shall notify the claimant of such denial and of his or her right to a conference with an individual designated in the notice for the purpose of explaining the denial. If the claimant does not want such a conference, or is dissatisfied with its outcome, he or she shall be furnished in writing, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provisions on which the denial is based, a description of any additional material necessary for him or her to perfect his or her claim, an explanation of why such material is necessary, and an explanation of this Plan's appeals procedure as described in
Section 2.15.3.

              2.15.3 APPEAL PROCEDURE. Any person, or his or her duly authorized representative, whose claim for benefits under this Plan has been denied in whole or in part, may appeal from such denial to the Administrator by submitting to the Administrator a written request for review within seventy-five (75) days after receiving notice of denial. The Administrator shall give the claimant an opportunity to review pertinent documents relating to the denial in preparing his or her request for review. The request must set forth all the grounds upon which it is based, supporting facts and documents, and any other matters which the claimant deems pertinent, and the relief sought. The Administrator may require the claimant to submit such additional facts, documents or other material as it deems necessary or advisable in making its review. The Administrator shall act upon a request for review within 60 days after receipt thereof unless special circumstances require further time, but in no event later than 120 days after such receipt. If the Administrator confirms the denial in whole or in part, the Administrator shall give written notice to the claimant setting forth, in a manner calculated to be understood by the claimant, the specific reasons for denial and specific reference to the Plan provisions on which the decision was based. The determination of the Administrator upon such review shall be final and conclusive, but subject to any right of appeal under applicable law.




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                                    ARTICLE 3
                                 MISCELLANEOUS.

         SECTION 3.1 AMENDMENT OR TERMINATION. This Plan may be amended or terminated only by the written agreement authorized by the Compensation Committee and signed by the Administrator and Participant. Any amendment that changes the form or timing of distributions must comply with the restrictions in
Section 2.7 above.

         SECTION 3.2 PLAN ADMINISTRATOR. With respect to ERISA, the Administrator shall be the plan administrator and named fiduciary as to this Plan and the corporate secretary of Umpqua shall be the agent for purposes of receiving legal process.

         SECTION 3.3 NO RIGHT TO EMPLOYMENT. This Plan shall not confer upon Participant the right to be retained in the employ of Umpqua, interfere with the right of Umpqua to discharge or otherwise deal with Participant without regard to the existence of this Plan or otherwise be interpreted or construed as creating or modifying any employment or other contract between Umpqua and Participant.

         SECTION 3.4 CONCLUSIVENESS OF AUTHORIZED ACTION. All determinations made under this Agreement by Umpqua's independent consulting actuaries shall be binding upon Umpqua and Davis in the absence of manifest error. Any other actions taken with respect to this Plan by the Administrator shall be conclusive upon Participant, his beneficiaries and any other persons entitled to benefits under this Plan, subject to the claims procedure set forth in Section 2.15 and the arbitration provisions set forth in Section 3.10.

         SECTION 3.5 ALIENATION. No right, interest or benefit under this Plan shall be subject to any anticipation, alienation, sale, transfer, assignment, pledge, security interest, encumbrance, charge, execution, attachment, garnishment or legal process, and any attempt to do so shall be void.

         SECTION 3.6 INFORMATION. Participant and his beneficiaries under this Plan shall provide such authorizations, elections, designations and other information, as Umpqua shall deem necessary for the proper administration of this Plan. All such authorizations, elections, designations and other information shall be in form approved by Umpqua. The Umpqua shall not be obligated to determine the accuracy or authenticity of any information provided by Participant or any beneficiary under this Plan and any payment or other distribution of benefits based thereon shall be binding on such person, or on anyone claiming by, through or under such person, and shall completely discharge any liability under this Plan to the extent of any payment made.

         SECTION 3.7 HEADINGS. Headings of sections and paragraphs of this Plan are inserted for convenience of reference only and shall not constitute a part of this Plan.

         SECTION 3.8 GOVERNING STATE. This Plan shall be interpreted, construed and enforced in accordance with the laws of the State of Oregon, except insofar as state law has been preempted by ERISA.

         SECTION 3.9 ENTIRE AGREEMENT. This document constitutes the entire agreement between the parties with respect to the Plan provided pursuant to
Section 5.5 of the Employment Agreement dated July 1, 2003

         SECTION 3.10 ARBITRATION. Any dispute hereunder shall be resolved under binding arbitration pursuant to the provision in Section 15 of the Employment Agreement. Attorney fees will be awarded as provided by Section 17.9 of the Employment Agreement.

         SECTION 3.11 NOTICES. All notices, requests, demands, and other communications provided for by this Agreement will be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express), or three (3) business days after being




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deposited in the U.S. mail as certified mail, return receipt requested, with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

        To Umpqua,                     Umpqua Holdings Corporation
        Administrator, or              Suite 1200
        Compensation Committee         One SW Columbia Street
                                       Portland, Oregon 97258
                                       Attn: Chairman of the Board of Directors

                                       and copy to:

                                       Kenneth Roberts
                                       Foster Pepper Tooze LLP
                                       Suite 1800
                                       601 SW 2nd Avenue
                                       Portland, Oregon 97204

        To Participant:                Raymond P. Davis
                                       609 NW 11th Avenue
                                       Portland, Oregon 97209

                                       and copy to:

                                       Terrence R. Pancoast
                                       Stoel Rives LLP
                                       900 SW Fifth Avenue, Suite 2600
                                       Portland, Oregon 97204

         IN WITNESS WHEREOF, the parties hereto have signed this Restated Agreement to be effective as of January 1, 2006.

                           Umpqua Holdings Corporation


                           By:
                              --------------------------------------------------
                                  William Lansing
                                  Compensation Committee Chairman



                           -----------------------------------------------------
                           Raymond P. Davis, Participant